UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2025

iHeartMedia, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38987	26-0241222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On April 24, 2025, iHeartMedia, Inc. (the “Company”) announced that David Hillman had been appointed as the Company’s Executive Vice President, Chief Legal Officer and Secretary, effective April 28, 2025. Mr. Hillman most recently served as Chief Legal Officer and member of the founding leadership team of Venu Sports, a sports streaming joint venture between ESPN, FOX and Warner Bros. Discovery. Prior to Venu Sports, Hillman worked at Paramount Global, last serving as EVP and General Counsel of CBS Sports and CBS News & Stations. He also previously served as General Counsel at both Simon & Schuster and Westwood One. Hillman started his legal career at Stroock & Stroock & Lavan, advising clients on labor and employment matters.

In connection with the above announcement, the Company issued a press release which is furnished hereto as Exhibit 99.1. The information contained in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 9.01(d). Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2025	IHEARTMEDIA, INC.

	By:	/s/ Scott D. Hamilton
	Name:	Scott D. Hamilton
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary